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Exhibit 23.2

HANSEN, BARNETT & MAXWELL, P.C.
Certified Public Accountants

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form S-1 and Form S-3 of SandRidge Permian Trust and SandRidge Energy, Inc. (as so amended, the "Registration Statement") of our report dated March 1, 2010 relating to the consolidated financial statements for the years ended December 31, 2008 and 2009 of Arena Resources, Inc. ("Arena") and the effectiveness of Arena's internal control over financial reporting for the year ended December 31, 2009, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C. HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah July 19, 2011

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  Exhibit 23.2
  HANSEN, BARNETT & MAXWELL, P.C. Certified Public Accountants
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM